                                                                    Exhibit 23.5

                                                                February 4, 2000



Terra Nova (Bermuda) Holdings Ltd.
Richmond House
12 Par-La-Ville Road
Hamilton HM 08, Bermuda


                             Markel Holdings Inc.
                            Registration Statement
                                on Form S-4 and
                       Post-Effective Amendment No. 1 to
                      Registration Statement on Form S-4
                         Dated as of February 4, 2000
                      ----------------------------------


Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "The Transactions-Material on Form S-4 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-88609). U.S. Federal Tax Consequences" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                         Very truly yours,

                                         /s/ Debevoise &  Plimpton